                                                                    EXHIBIT 23.2

                        CONSENT OF CHARTERED ACCOUNTANTS

We consent to the incorporation into the Annual Report on Form 20-F of Sand Technology Inc. (the "Company") for the fiscal year ended July 31, 2000, the Form S-8 Registration Statements for the Sand Technology Inc. 1996 Stock Incentive Plan (Registration No. 333-8538) and the 1996 Stock Option Plan (Registration No. 333-7462) and the Form F-2 Registration Statement of Sand Technology Inc. (Registration No. 333-12216) of our report dated September 8, 2000 on the consolidated financial statements of the Company for the fiscal year ended July 31, 2000.



                                            Deloitte & Touche
                                            Chartered Accountants

September 29, 2000
Montreal, Quebec

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant certifies that it meets all of the requirements for filing on Form 20-F and has duly caused this Annual Report on Form 20-F to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           SAND TECHNOLOGY INC.


                                           /s/ Arthur G. Ritchie
                                           -----------------------------
September 29, 2000                         Arthur G. Ritchie
                                           Chairman of the Board,
                                           President and Chief Executive
                                           Officer


                                       59